UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2006

                             ADSOUTH PARTNERS, INC.
             (Exact name of registrant as specified in its charter)


       Nevada                         0-33135                    68-0448219
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
  of incorporation)                                          Identification No.)

    1141 South Rogers Circle, Suite 11, Boca Raton, FL            33487
    --------------------------------------------------            -----
          (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (561) 750-0410


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 14, 2006, the Company entered into an employment agreement with Harlan Press, effective July 17, 2006. Pursuant to the agreement, Mr. Press will serve as the Company's chairman and chief operating officer for a five-year term commencing July 17, 2006, for which he will receive a base salary of $208,000 per annum and a monthly automobile allowance of $1,000. Mr. Press is eligible to receive an annual bonus at the discretion of the compensation committee. The agreement contemplates Mr. Press continuing as a director during the term of his employment. In the event of the Company terminates Mr. Press' employment, other than as a result of his disability or a termination for cause, Mr. Press is entitled to severance pay equal to one month's salary, including his automobile allowance, for every month worked, up to a maximum of twelve months. Pursuant to the terms of a loan agreement entered into on July, 14, 2006, Mr. Press has agreed to a voluntary deferral of 50% of his base salary.

On July 14, 2006 the Company entered into an amended employment agreement with Anton Lee Wingeier, the Company's chief executive and chief financial officer. Pursuant to the agreement, Mr. Wingeier will serve as chief executive and chief financial officer through December 31, 2011 for which he will receive a base salary of $225,000 per annum and a monthly automobile allowance of $1,200. The agreement also replaces bonuses due to Mr. Wingeier under his existing agreements, including any bonuses from the sale of the Company's product sector, with a $200,000 bonus, of which $50,000 has been paid, $50,000 is due on July 31, 2006 and the remaining $100,000 will be paid in ten bi-weekly installments of $10,000 beginning August 1, 2006. Mr. Wingeier is eligible to receive an annual bonus at the discretion of the compensation committee. In the event of the Company terminates Mr. Wingeier's employment, other than as a result of his disability or a termination for cause, Mr. Wingeier is entitled to severance pay equal to one month's salary, including his automobile allowance, for every month worked, up to twelve months. Pursuant to the terms of a loan agreement entered into on July, 14, 2006, Mr. Wingeier agreed to a voluntary deferral of 10% of his base salary.

On July 14, 2006, the Company's majority-owned subsidiary, Genco Power
Solutions, Inc. ("Genco"), entered into amended and restated employment agreements with Dale C. Branham, who is Genco's president, and Keith A. Straub, who is Genco's senior executive vice president. The agreements have a term of five years and provide for a base salary of $185,000 per annum and a monthly automobile allowance of $900 plus a mileage allowance, and a commission equal to ..75% of Genco's net sales, based on collections by Genco. Commissions previously earned and not paid under a prior employment agreement with each of Mr. Branham and Mr. Straub will be paid in ten equal bi-weekly installments. Mr. Branham and Mr. Straub were each granted options to purchase up to 150,000 shares of the Company's common stock at an exercise price of $.30 per share and contemplates the issuance of options to purchase an additional 350,000 subject to compensation committee approval, provided, that if the options to purchase 350,000 shares are not granted, the Company will provide other compensation in lieu of the options. In the event of the Company terminates Mr. Branham's or Mr. Straub's employment, other than as a result of his disability or a termination for cause, Mr. Branham or Mr. Straub is entitled to severance pay equal to twenty-four month's base salary plus automobile allowance.

On July 14, 2006, Genco entered into a loan agreement with HSK Funding, Inc. and New Valu, Inc., non-affiliated lenders, which provides for a $1,000,000 loan commitment secured by all of Genco's assets. Genco paid $30,000 as a loan commitment fee to the lenders and $7,500 was paid for legal fees related to the loan. The loan bears interest at 12% per annum. Commencing August 14, 2006, Genco is required to make monthly payments of $50,000 plus accrued interest and on the 14th day of each month thereafter until April 14, 2007, when the entire unpaid balance plus accrued interest is due and payable. The loan is guaranteed by the Company and the guarantee is secured by a pledge of the Company's stock in Genco. In addition, the Company agreed to pledge 2,250,000 shares of the stock of MFC Development Corp. ("MFC"), which are issuable pursuant to a previously reported asset purchase agreement between the Company and MFC as additional security for the loan and for the loan made by New Valu, Inc. to Genco on May 8, 2006. In connection with the loan, Genco issued warrants to HSK to purchase up to 10% of Genco common stock for the price of $.01 per share. The Company shall have the right to require the warrantholder to sell 50% of the shares represented by the warrant for $300,000 by giving notice to the warrant holder before January 15, 2007. Any default under the terms of this loan will also be a default under the terms of the May 8, 2006 loan. Pursuant to this agreement, the Company agreed to elect a director designated by the lender to its board of directors and to elect a second director at the next meeting of stockholders. The lender has not yet advised the Company of its designee.

As a condition to the loan agreement, Mr. Press agreed to voluntarily defer 50% of his salary and Mr. Wingeier agreed to voluntarily defer 10% of his salary until the earlier of March 31, 2007 or the date the loan is repaid. In connection with the loan, Mr. Acunto, a consultant to the Company, entered into a letter agreement whereby until the loan is paid-off, he voluntarily agreed to limit his commission payment to 2% of Genco's revenues and up to a maximum of $45,000 per month until certain operating goals are achieved with the balance being deferred.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 13, 2006, the board of directors elected Harlan Press, a director who, since June 6, 2006, has served as chairman of the board of directors, as chief operating officer, and elected Anton Lee Wingeier as a director. Mr. Press' and Mr. Wingeier's employment agreements are described under "Item 1.01. Entry into a Definitive Material Agreement."

From April 2000 through March 2006, Mr. Press was the vice-president and treasurer of Concord Camera Corp., a designer, developer, manufacturer and distributor of image capture devices and related products. Mr. Press joined Concord Camera in April 1994 and has served in various capacities including corporate controller and chief accounting officer. Mr. Press is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Financial Executives Institute. Mr. Press has been a director of the Company since August 2005.

Anton Lee Wingeier has served as our chief executive officer since June 2006, chief financial officer since April 1, 2004, and corporate secretary since August 2004. He also served as a director from August 2004 until August 2005. From April 2000 to April 2004, Mr. Wingeier managed his own accounting firm, specializing in SEC compliance matters and strategic merger and acquisition services. For six years prior to that, Mr. Wingeier was director of SEC reporting and vice-president of finance for Sagemark Companies Ltd.

Item 8.01 Other Events.

As previously reported, on May 15, 2006, the Company was served in an action in the Bankruptcy Court in the State of New Jersey by N.V.E., Inc. ("NVE"). Other defendants in the action are John Acunto, Jr., a principal stockholder and former chief executive officer, John Cammarano, a former chief executive officer, Anton Lee Wingeier, the Company's chief financial officer and three other employees of the Company. The complaint arises from a letter agreement dated May 12, 2005, pursuant to which the Company performed services for NVE relating to NVE's advertising campaign. The complaint alleges that the Company breached the contract in fraudulently invoicing NVE for advertising services. The complaint also alleges that the Company's conduct constituted criminal activity and includes a claim under the Racketeer Influenced and Corrupt Organizations Act (generally known as RICO) and its state law equivalent, and seeks damages in excess of $2,000,000 plus costs, with claims for treble damages and punitive damages. The Company believes that the allegations of the complaint are without merit. The Company believes that it has meritorious defenses to the other claims alleged and intends to vigorously defend the action.

On July 17, 2004, the court dismissed with prejudice, the RICO and conversion claims against the Company and the individual defendants. The fraud claims were dismissed against all defendants, with the plaintiff having the right to replead those claims within 30 days. The claims based on breach of contract and the claims seeking an accounting were not dismissed against the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit  No.       Description of Exhibit

99.1 Terms of Employment of Harlan Press with Adsouth Partners, Inc., dated July 14, 2006

99.2 Amended and Restated Terms of Employment of Anton Lee Wingeier with Adsouth Partners, Inc., dated July 14, 2006

99.3 Amended and Restated Terms of Employment of Dale C. Branham with Genco Power Solutions, Inc., dated July 14, 2006

99.4 Amended and Restated Terms of Employment of Keith A. Straub with Genco Power Solutions, Inc., dated July 14, 2006

99.5 Loan Agreement between Genco Power Solutions, Inc. and HSK Funding, Inc. and New Valu, Inc

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ADSOUTH PARTNERS, INC.
                                                   (Registrant)


July 18, 2006                                 By:s/ Anton Lee Wingeier
                                                 -------------------------------
                                              Anton Lee Wingeier, CEO